Exhibit 99.1

CONNECTONE BANCORP, INC.

REPORTS SECOND QUARTER 2026 RESULTS

OPERATING PERFORMANCE ACCELERATES

SEQUENTIAL LOAN GROWTH OF 5% AND CORE DEPOSIT GROWTH OF 8%, ANNUALIZED

NET INTEREST MARGIN WIDENS TO 3.42%

TANGIBLE BOOK VALUE PER SHARE INCREASES

COMMON & PREFERRED DIVIDENDS PER SHARE DECLARED

Englewood Cliffs, N.J., July 23, 2026 (GLOBE NEWSWIRE) – ConnectOne Bancorp, Inc. (Nasdaq: CNOB) (the “Company” or “ConnectOne”), parent company of ConnectOne Bank (the “Bank”), today reported net income (loss) available to common stockholders of $40.2 million for the second quarter of 2026 compared with $36.3 million for the first quarter of 2026 and $(21.8) million for the second quarter of 2025.  Diluted earnings (loss) per share were $0.80 for the second quarter of 2026 compared with $0.72 for the first quarter of 2026 and $(0.52) for the second quarter of 2025.  Return on average assets was 1.17%, 1.10% and (0.73)% for the three months ended June 30, 2026, March 31, 2026 and June 30, 2025, respectively. Return on average tangible common equity was 13.79%, 12.89% and (8.42)% for the three months ended June 30, 2026, March 31, 2026 and June 30, 2025, respectively.

Pre-provision net operating revenue ("Operating PPNR") as a percentage of average assets was 1.94%, 1.81% and 1.52% for the quarters ending June 30, 2026, March 31, 2026 and June 30, 2025, respectively. The sequential increase in Operating PPNR was primarily due to a $4.8 million increase in net interest income, combined with a $0.4 million decrease in operating expenses. Operating net income available to common stockholders was $42.2 million for the second quarter of 2026, $39.6 million for the first quarter of 2026 and $23.1 million for the second quarter of 2025.  Operating diluted earnings per share were $0.84 for the second quarter of 2026, $0.79 for the first quarter of 2026 and $0.55 for the second quarter of 2025.  Operating return on average assets was 1.23%, 1.19% and 0.89% for the three months ended June 30, 2026, March 31, 2026 and June 30, 2025, respectively.  Operating return on average tangible common equity was 13.81%, 13.35% and 9.29% for the three months ended June 30, 2026, March 31, 2026 and June 30, 2025, respectively. See supplemental tables for a complete reconciliation of GAAP earnings to operating earnings, and other non-GAAP measures.

The increase in net income available to common stockholders during the second quarter of 2026 when compared to the first quarter of 2026 was primarily due to a $4.8 million increase in net interest income, a $1.1 million increase in noninterest income, and a $2.5 million decrease in noninterest expenses, which were partially offset by a $3.1 million increase in the provision for credit losses and a $1.5 million increase in income tax expense.  The first quarter of 2026 included merger expenses and restructuring charges related to the merger with The First of Long Island Corporation ("FLIC") of  $2.1 million, reflecting our ongoing commitment to streamlining operations and enhancing organizational efficiency.  The increase in net income available to common stockholders and diluted earnings per share during the second quarter of 2026 when compared to the second quarter of 2025 was primarily due to a $34.8 million increase in net interest income, a $27.4 million decrease in the provision for credit losses, a $2.7 million increase in noninterest income, and a $18.2 million decrease in noninterest expense, which was partially offset by a $21.2 million increase in income tax expense.  The decrease in the provision for credit losses was driven primarily by the initial $27.4 million provision recognized in the second quarter of 2025 in connection with the merger with FLIC. Overall, the variances from the second quarter of 2026 to the second quarter of 2025 were primarily due to the merger with FLIC.

"ConnectOne delivered another quarter of accelerated performance metrics, driven by sustained momentum across our franchise and a disciplined execution of our relationship-banking business model,” commented Frank Sorrentino, ConnectOne's Chairman and Chief Executive Officer. “Loans and core deposits grew sequentially at annualized rates of approximately 5% and 8%, respectively, while our net interest margin expanded for the 7th consecutive quarter, climbing past 3.40%. The quarter also saw enhanced operating efficiency, and strong capital levels, alongside a substantial rise in tangible book value per share."

Mr. Sorrentino added, “As one of the most efficient banks in the country, we remain committed to further enhancing our operating performance by driving productivity gains through technological innovation, including agentic workflows.”

Mr. Sorrentino concluded, “Looking ahead, we're encouraged by the strength of our business and the opportunities we see for the balance of the year and beyond. Through the continued execution of our strategic priorities and results-oriented culture, we’re confident in ConnectOne's ability to deliver profitable growth and create long-term value for shareholders.”

Dividend Declarations

The Board of Directors declared cash dividends on the Company's common and outstanding preferred stock.  A cash dividend on common stock of $0.195 per share will be paid on September 1, 2026, to common stockholders of record on August 14, 2026.  A dividend of $0.328125 per depositary share, representing a 1/40th interest in a share of the Company’s 5.25% Fixed Rate Reset Non-Cumulative Perpetual Preferred Stock, Series A, will also be paid on September 1, 2026, to holders of record on August 14, 2026.

Operating Results

Fully taxable equivalent net interest income for the second quarter of 2026 was $114.8 million, an increase of $4.9 million, or 4.4%, from the first quarter of 2026, largely due to a 3 basis-point widening of the net interest margin to 3.42% from 3.39% and a 2.2% increase in average interest-earning assets.  The margin benefited from an increase in the yield on interest-earning assets, primarily due to loan repricing, partially offset by a 6 basis-point increase in the average cost of deposits, including noninterest-bearing deposits.

Fully taxable equivalent net interest income for the second quarter of 2026 increased $35.0 million, or 43.9%, from the second quarter of 2025, due to a 36 basis-point widening of the net interest margin to 3.42% from 3.06%, and a 28.5% increase in average interest-earning assets.  The increase in average interest-earning assets was primarily due to the merger with FLIC.  The margin benefited from a 16 basis-point increase in the yield on interest-earning assets and a 32 basis-point decrease in the average cost of deposits, including noninterest-bearing deposits.

Noninterest income was $7.9 million in the second quarter of 2026, $6.8 million in the first quarter of 2026 and $5.2 million in the second quarter of 2025. The increase compared to the first quarter of 2026 was primarily due to a $1.2 million increase in net gains on sale of loans held-for-sale, primarily SBA loans.  The increase compared to the second quarter of 2025 was primarily due to a $1.4 million increase in net gains on sale of loans held-for-sale, a $0.9 million increase in BOLI income and a $0.8 million increase in deposit, loan and other income, which was partially offset by a $0.4 million decrease in net gains on equity securities. The year-over-year increases in BOLI income and deposit, loan and other income were primarily due to the merger with FLIC.

Noninterest expenses were $55.4 million for the second quarter of 2026, $57.9 million for the first quarter of 2026 and $73.6 million for the second quarter of 2025. Excluding merger expenses and restructuring charges, noninterest expenses totaled $55.3 million in the second quarter of 2026, $55.7 million in the first quarter of 2026 and $42.9 million in the second quarter of 2025.  The decrease of $0.4 million during the second quarter of 2026 when compared to the first quarter of 2026 was primarily due to a $1.2 million decrease in salaries and employee benefits and a $0.3 million decrease in FDIC insurance expense, which were partially offset by a  $0.5 million increase in other expenses, a $0.2 million increase in marketing and advertising expenses, a $0.2 million increase in occupancy and equipment expenses, and a $0.2 million increase in information technology and communication expenses.  The $12.4 million increase for the second quarter of 2026 when compared to the second quarter of 2025 was primarily due to a $6.3 million increase in salaries and employee benefits, a $2.0 million increase in occupancy and equipment expenses, a $1.6 million increase in amortization of core deposit intangibles, a $1.3 million increase in other expenses, a $0.6 million increase in information technology and communication expenses and a $0.5 million increase in professional and consulting expense. The variances from the second quarter of 2026 to the second quarter of 2025 were primarily due to the merger with FLIC.

Income tax expense (benefit) was $16.2 million for the second quarter of 2026, $14.7 million for the first quarter of 2026 and $(5.0) million for the second quarter of 2025. The effective tax rates were 28.0%, 28.0% and (19.7)% for the second quarter of 2026, first quarter of 2026 and second quarter of 2025, respectively. The negative tax rate in 2025 was due to the merger with FLIC.  As of June 30, 2026, ConnectOne Bank executed a $50.0 million capital commitment to a renewable energy tax credit fund. This investment supports our community sustainability initiatives while helping to maintain our projected full-year 2026 effective tax rate of approximately 28%.

Asset Quality

The provision for credit losses was $8.3 million for the second quarter of 2026, $5.2 million for the first quarter of 2026 and $35.7 million for the second quarter of 2025. In each of the quarters presented, the provision for credit losses reflected net portfolio growth, charges related to individually evaluated loans, changing macroeconomic forecasts and conditions and qualitative factors, while the second quarter of 2025 included the merger-related initial provision.  The current quarter's increased sequential provision was primarily driven by a $13.8 million charge-off on a previously disclosed group of New York City loans secured by multiple rent-stabilized multi-family buildings, partially offset by the release of $9.2 million in multifamily qualitative reserves previously related to the criticized portion of this segment.  The decrease in the provision for credit losses when compared to the second quarter of 2025 was driven primarily by the initial $27.4 million provision originally booked in the second quarter of 2025 in connection with the FLIC merger.

Nonperforming assets, which include nonaccrual loans and other real estate owned (the Bank had no other real estate owned during the periods reported), were $79.7 million as of June 30, 2026, $41.6 million as of March 31, 2026 and $39.2 million as of June 30, 2025.  Nonperforming assets as a percentage of total assets increased to 0.55% as of June 30, 2026, versus 0.29% as of March 31, 2026 and 0.28% as of June 30, 2025. The ratio of nonaccrual loans to loans receivable also increased to 0.67%, as of June 30, 2026, versus 0.35% and 0.35%, at March 31, 2026 and June 30, 2025, respectively.  The annualized net loan charge-offs ratio (excluding PCD loans) was 0.56% for the second quarter of 2026, 0.08% for the first quarter of 2026 and 0.22% for the second quarter of 2025.  The increase in nonaccrual loans was primarily driven by a group of loans secured by multiple New York City rent-stabilized multi-family buildings, which added $29.9 million (net of charge-offs) to nonaccruals during the quarter, while $20.0 million of the previously announced $63.8 million of loans attributable to the group were brought current.  Additionally, the increase in our net loan charge-off ratio (excluding PCD loans) was primarily attributable to the aforementioned $13.8 million charge-off related to this same group of loans.

The allowance for credit losses ("ACL") represented 1.18%, 1.30% and 1.40% of loans receivable as of June 30, 2026, March 31, 2026 and June 30, 2025, respectively.  The ACL decreased $12.9 million to $140.1 million as of June 30, 2026, compared to $153.1 million as of March 31, 2026, reflecting recent charge-off activity and the impact on specific and qualitative reserves previously established, improvements in economic factors, and historically low levels of delinquencies and criticized loans. The ACL as a percentage of nonaccrual loans was 175.9% as of June 30, 2026, 368.1% as of March 31, 2026 and 398.2% as of June 30, 2025. Criticized and classified loans as a percentage of loans receivable improved to 1.89% as of June 30, 2026, down from 2.26% as of March 31, 2026 and from 2.44% as of June 30, 2025.  Loans past due 30-89 days were 0.03% of loans receivable as of June 30, 2026, 0.81% as of March 31, 2026 and 0.13% as of June 30, 2025.

Selected Balance Sheet Items

The Company’s total assets were $14.4 billion as of June 30, 2026, compared to $14.0 billion as of December 31, 2025.  Loans receivable were $11.9 billion as of June 30, 2026 and $11.5 billion as of December 31, 2025.  Total deposits were $11.7 billion as of June 30, 2026 and $11.2 billion as of December 31, 2025.

The Company’s total stockholders’ equity increased to $1.627 billion as of June 30, 2026 from $1.573 billion as of December 31, 2025.  Retained earnings increased $57.6 million, partially offset by an increase in the accumulated other comprehensive loss of $3.0 million. As of June 30, 2026, the Company’s tangible common equity ratio and tangible book value per share were 8.78% and $24.66, respectively, compared to 8.62% and $23.52, respectively, as of December 31, 2025.  Total goodwill and other intangible assets were $274.5 million as of June 30, 2026, and $280.2 million as of December 31, 2025.

Share Repurchase Program

The Company did not repurchase any shares of common stock during the second quarter of 2026. For the six months ended June 30, 2026, the Company repurchased 90,000 shares of common stock at an average price of $26.21, leaving 551,118 shares authorized for repurchase under the current Board approved repurchase program.  The Company intends to repurchase shares from time to time in the open market, in privately negotiated stock purchases or pursuant to any trading plan that may be adopted in accordance with Rule 10b5-1 of the Securities and Exchange Commission and applicable federal securities laws. The share repurchase plan does not obligate the Company to acquire any particular amount of common stock and the plan may be modified or suspended at any time at the Company's discretion.

Use of Non-GAAP Financial Measures

In addition to the results presented in accordance with Generally Accepted Accounting Principles ("GAAP"), ConnectOne routinely supplements its evaluation with an analysis of certain non-GAAP measures.  ConnectOne believes these non-GAAP financial measures, in addition to the related GAAP measures, provide meaningful information to investors in understanding our operating performance and trends.  These non-GAAP measures have inherent limitations and are not required to be uniformly applied and are not audited.  They should not be considered in isolation or as a substitute for an analysis of results reported under GAAP.  These non-GAAP measures may not be comparable to similarly titled measures reported by other companies.  Reconciliations of non-GAAP financial measures disclosed in this earnings release to the comparable GAAP measures are provided in the accompanying tables.

Second Quarter 2026 Results Conference Call

Management will also host a conference call and audio webcast at 10:00 a.m. ET on July 23, 2026, to review the Company's financial performance and operating results. The conference call dial-in number is 1 (585) 542-9983, meeting ID: 646 211 267.  Please dial in at least five minutes before the start of the call to register.  An audio webcast of the conference call will be available to the public, on a listen-only basis, via the "Investor Relations" link on the Company's website https://www.ConnectOneBank.com or at http://ir.connectonebank.com.

An online archive of the webcast will be available following the completion of the conference call at https://www.ConnectOneBank.com or at http://ir.connectonebank.com.

About ConnectOne Bancorp, Inc.

ConnectOne Bancorp, Inc., is a modern financial services company that operates, through its subsidiary, ConnectOne Bank, and the Bank’s fintech subsidiary, BoeFly, Inc. ConnectOne Bank is a high-performing commercial bank offering a full suite of banking & lending products and services that focus on small to middle-market businesses.  BoeFly, Inc. is a fintech marketplace that connects borrowers in the franchise space with funding solutions through a network of partner banks. ConnectOne Bancorp, Inc. is traded on the Nasdaq Global Market under the trading symbol "CNOB," and information about ConnectOne may be found at https://www.connectonebank.com.

This news release contains certain forward-looking statements which are based on certain assumptions and describe future plans, strategies, and expectations of the Company.  These forward-looking statements are generally identified by use of the words "believe," "expect," "intend," "anticipate," "estimate," "project," or similar expressions.  The Company's ability to predict results or the actual effect of future plans or strategies is inherently uncertain.  Factors which could have a material adverse effect on the operations of the Company and its subsidiaries include, but are not limited to, those factors set forth in Item 1A – Risk Factors of the Company’s Annual Report on Form 10-K, as filed with the U.S. Securities and Exchange Commission, as supplemented by the Company’s subsequent filings with the U.S. Securities and Exchange Commission, and changes in interest rates, general economic conditions, legislative/regulatory changes, monetary and fiscal policies of the U.S. Government, including policies of the U.S. Treasury and the Federal Reserve Board, the quality or composition of the loan or investment portfolios, demand for loan products, deposit flows, competition, demand for financial services in the Company's market area, changes in accounting principles and guidelines and the impact of the health emergencies and natural disasters on the Company, its employees and operations, and its customers.  These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements.  The Company does not undertake, and specifically disclaims any obligation, to publicly release the result of any revisions which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

Investor Contact:

William S. Burns

Senior Executive Vice President & CFO

201.816.4474; bill.burns@cnob.com

Media Contact:

Shannan Weeks

MikeWorldWide

732.299.7890; sweeks@mww.com

CONNECTONE BANCORP, INC. AND SUBSIDIARIES
CONSOLIDATED CONDENSED STATEMENTS OF FINANCIAL CONDITION
(in thousands)

	June 30,	December 31,	June 30,
	2026	2025	2025
	(unaudited)		(unaudited)
ASSETS
Cash and due from banks	$39,552	$92,406	$97,792
Interest-bearing deposits with banks	322,724	288,489	498,741
Cash and cash equivalents	362,276	380,895	596,533

Investment securities	1,179,258	1,250,938	1,227,200
Equity securities	19,793	19,287	19,707

Loans held-for-sale	—	391	1,027

Loans receivable	11,869,034	11,453,280	11,164,477
Less: Allowance for credit losses - loans	140,149	154,305	156,190
Net loans receivable	11,728,885	11,298,975	11,008,287

Investment in restricted stock, at cost	46,596	54,722	49,248
Bank premises and equipment, net	53,779	55,285	54,297
Accrued interest receivable	61,561	60,761	60,950
Bank owned life insurance	376,681	370,713	364,836
Right of use operating lease assets	30,340	29,603	31,282
Goodwill	220,235	220,235	215,611
Core deposit intangibles	54,233	59,923	66,315
Other assets	278,227	200,972	220,445
Total assets	$14,411,864	$14,002,700	$13,915,738

LIABILITIES
Deposits:
Noninterest-bearing	$2,512,964	$2,420,397	2,424,529
Interest-bearing	9,227,399	8,820,218	8,853,958
Total deposits	11,740,363	11,240,615	11,278,487
Borrowings	715,416	903,489	783,859
Subordinated debentures, net	202,236	201,864	276,500
Operating lease liabilities	32,929	32,446	35,334
Other liabilities	94,395	50,946	45,127
Total liabilities	12,785,339	12,429,360	12,419,307

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY
Preferred stock	110,927	110,927	110,927
Common stock	857,765	857,765	857,765
Additional paid-in capital	39,688	38,763	36,728
Retained earnings	731,500	673,897	614,532
Treasury stock	(78,507)	(76,116)	(76,116)
Accumulated other comprehensive loss	(34,848)	(31,896)	(47,405)
Total stockholders' equity	1,626,525	1,573,340	1,496,431
Total liabilities and stockholders' equity	$14,411,864	$14,002,700	$13,915,738

CONNECTONE BANCORP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(dollars in thousands, except for per share data)

	Three Months Ended		Six Months Ended
	06/30/26	06/30/25	06/30/26	06/30/25
Interest income
Interest and fees on loans	$176,250	$132,316	$344,548	$247,667
Interest and dividends on investment securities:
Taxable	10,982	7,437	21,781	12,424
Tax-exempt	1,907	1,419	3,885	2,516
Dividends	947	788	1,882	1,677
Interest on federal funds sold and other short-term investments	2,821	4,070	5,208	6,535
Total interest income	192,907	146,030	377,304	270,819
Interest expense
Deposits	69,571	60,239	135,253	114,231
Borrowings	9,697	6,908	19,608	11,949
Total interest expense	79,268	67,147	154,861	126,180

Net interest income	113,639	78,883	222,443	144,639
Provision for credit losses	8,300	35,700	13,500	39,200
Net interest income after provision for credit losses	105,339	43,183	208,943	105,439

Noninterest income
Deposit, loan and other income	3,324	2,570	6,607	4,576
Income on bank owned life insurance	3,017	2,087	5,968	3,671
Net gains on sale of loans held-for-sale	1,590	181	2,017	513
Net gains (losses) on equity securities	(4)	347	131	876
Total noninterest income	7,927	5,185	14,723	9,636

Noninterest expenses
Salaries and employee benefits	31,537	25,233	64,305	47,811
Occupancy and equipment	5,519	3,478	10,864	6,158
FDIC insurance	1,700	2,000	3,700	3,800
Professional and consulting	3,127	2,598	6,235	4,964
Marketing and advertising	1,161	840	2,087	1,435
Information technology and communications	5,394	4,792	10,637	9,396
Merger expenses and restructuring charges	108	30,745	2,233	32,065
Bank owned life insurance restructuring charge	—	—	—	327
Amortization of core deposit intangibles	2,845	1,251	5,690	1,530
Other expenses	4,025	2,712	7,534	5,468
Total noninterest expenses	55,416	73,649	113,285	112,954

Income (loss) before income tax expense	57,850	(25,281)	110,381	2,121
Income tax expense (benefit)	16,182	(4,988)	30,891	2,172
Net income (loss)	41,668	(20,293)	79,490	(51)
Preferred dividends	1,509	1,509	3,018	3,018
Net income (loss) available to common stockholders	$40,159	$(21,802)	$76,472	$(3,069)

Earnings (loss) per common share:
Basic	$0.80	$(0.52)	$1.52	$(0.08)
Diluted	0.80	(0.52)	1.51	(0.08)

ConnectOne's management believes that the supplemental financial information, including non-GAAP measures provided below, is useful to investors. The non-GAAP measures should not be viewed as a substitute for financial results determined in accordance with GAAP, and are not necessarily comparable to non-GAAP financial measures presented by other companies.

CONNECTONE BANCORP, INC.
SUPPLEMENTAL GAAP AND NON-GAAP FINANCIAL MEASURES

	As of
	Jun. 30,	Mar. 31,	Dec. 31,	Sept. 30,	Jun. 30,
	2026	2026	2025	2025	2025
Selected Financial Data	(dollars in thousands)
Total assets	$14,411,864	$14,209,561	$14,002,700	$14,023,585	$13,915,738
Loans receivable:
Commercial	1,598,678	1,638,836	1,558,436	1,613,421	1,597,590
Commercial real estate	4,871,086	4,750,508	4,625,143	4,310,159	4,285,663
Multifamily	3,679,302	3,574,336	3,437,080	3,420,465	3,348,308
Commercial construction	528,103	571,073	623,902	728,615	681,222
Residential	1,192,033	1,202,539	1,210,980	1,233,305	1,254,646
Consumer	3,313	1,801	2,017	2,166	1,709
Gross loans	11,872,515	11,739,093	11,457,558	11,308,131	11,169,138
Net deferred loan fees	(3,481)	(3,497)	(4,278)	(4,495)	(4,661)
Loans receivable	11,869,034	11,735,596	11,453,280	11,303,636	11,164,477
Loans held-for-sale	—	10,222	391	—	1,027
Total loans	$11,869,034	$11,745,818	$11,453,671	$11,303,636	$11,165,504

Investment and equity securities	$1,199,051	$1,215,806	$1,270,225	$1,272,335	$1,246,907
Goodwill and other intangible assets	274,468	277,313	280,158	278,730	281,926
Deposits:
Noninterest-bearing demand	$2,512,964	$2,393,938	$2,420,397	$2,513,102	$2,424,529
Time deposits	2,927,930	3,010,971	2,796,877	2,977,952	3,065,015
Other interest-bearing deposits	6,299,469	6,108,144	6,023,341	5,878,241	5,788,943
Total deposits	$11,740,363	$11,513,053	$11,240,615	$11,369,295	$11,278,487

Borrowings	$715,416	$827,477	$903,489	$833,443	$783,859
Subordinated debentures (net of debt issuance costs)	202,236	202,050	201,864	201,677	276,500
Total stockholders' equity	1,626,525	1,591,547	1,573,340	1,538,344	1,496,431

Quarterly Average Balances
Total assets	$14,254,280	$13,999,581	$13,963,138	$14,050,585	$11,108,430
Loans receivable:
Commercial	$1,652,412	$1,579,368	$1,597,123	$1,583,673	$1,486,245
Commercial real estate (including multifamily)	8,433,558	8,137,515	7,822,943	7,630,195	6,404,302
Commercial construction	524,023	613,661	646,414	704,170	643,115
Residential	1,198,244	1,204,082	1,221,171	1,241,375	587,118
Consumer	10,855	6,851	5,473	6,747	5,759
Gross loans	11,819,092	11,541,477	11,293,124	11,166,160	9,126,539
Net deferred loan fees	(3,331)	(4,042)	(4,708)	(4,418)	(5,097)
Loans receivable	11,815,761	11,537,435	11,288,416	11,161,742	9,121,442
Loans held-for-sale	107	335	230	318	352
Total loans	$11,815,868	$11,537,770	$11,288,646	$11,162,060	$9,121,794

Investment and equity securities	$1,208,532	$1,256,147	$1,269,275	$1,274,000	$845,614
Goodwill and other intangible assets	276,313	279,158	279,165	280,814	235,848
Deposits:
Noninterest-bearing demand	$2,424,773	$2,384,883	$2,473,596	$2,486,993	$1,680,653
Time deposits	2,992,440	2,901,327	2,946,459	3,019,848	2,662,411
Other interest-bearing deposits	6,122,264	5,996,487	5,907,547	5,889,230	4,463,648
Total deposits	$11,539,477	$11,282,697	$11,327,602	$11,396,071	$8,806,712

Borrowings	$812,384	$833,551	$781,388	$783,994	$723,303
Subordinated debentures (net of debt issuance costs)	202,114	201,928	201,741	263,511	170,802
Total stockholders' equity	1,612,528	1,594,699	1,558,366	1,513,892	1,344,254

	Three Months Ended
	Jun. 30,	Mar. 31,	Dec. 31,	Sept. 30,	Jun. 30,
	2026	2026	2025	2025	2025
	(dollars in thousands, except for per share data)
Net interest income	$113,639	$108,804	$106,595	$102,017	$78,883
Provision for credit losses	8,300	5,200	2,300	5,500	35,700
Net interest income after provision for credit losses	105,339	103,604	104,295	96,517	43,183
Noninterest income
Deposit, loan and other income	3,324	3,283	3,289	3,836	2,570
Defined benefit pension plan curtailment gain	—	—	—	3,501	—
Employee retention tax credit	—	—	—	6,608	—
Income on bank owned life insurance	3,017	2,951	2,946	2,931	2,087
Net gains on sale of loans held-for-sale	1,590	427	631	859	181
Net gains (losses) on equity securities	(4)	135	(846)	1,674	347
Total noninterest income	7,927	6,796	6,020	19,409	5,185
Noninterest expenses
Salaries and employee benefits	31,537	32,768	31,211	32,401	25,233
Occupancy and equipment	5,519	5,345	5,265	5,122	3,478
FDIC insurance	1,700	2,000	2,400	2,400	2,000
Professional and consulting	3,127	3,108	2,908	2,929	2,598
Marketing and advertising	1,161	926	974	771	840
Information technology and communications	5,394	5,243	5,366	5,243	4,792
Restructuring and exit charges	—	—	—	994	—
Merger expenses and restructuring charges	108	2,125	498	1,898	30,745
Branch closing expenses	—	—	1,275	—	—
Bank owned life insurance restructuring charge	—	—	—	—	—
Amortization of core deposit intangible	2,845	2,845	3,196	3,196	1,251
Other expenses	4,025	3,509	3,853	3,719	2,712
Total noninterest expenses	55,416	57,869	56,946	58,673	73,649

Income (loss) before income tax expense	57,850	52,531	53,369	57,253	(25,281)
Income tax expense (benefit)	16,182	14,709	13,851	16,277	(4,988)
Net income (loss)	41,668	37,822	39,518	40,976	(20,293)
Preferred dividends	1,509	1,509	1,509	1,509	1,509
Net income (loss) available to common stockholders	$40,159	$36,313	$38,009	$39,467	$(21,802)

Weighted average diluted common shares outstanding	50,404,698	50,382,297	50,414,115	50,462,030	42,173,758
Diluted EPS	$0.80	$0.72	$0.75	$0.78	$(0.52)

Reconciliation of GAAP Net Income to Operating Net Income:
Net income (loss)	$41,668	$37,822	$39,518	$40,976	$(20,293)
Restructuring and exit charges	—	—	—	994	—
Merger expenses and restructuring charges	108	2,125	498	1,898	30,745
Estimated state tax liability on intercompany dividends	—	—	—	—	3,000
Initial provision for credit losses related to merger	—	—	—	—	27,418
Branch closing expenses	—	—	1,275	—	—
Bank owned life insurance restructuring charge	—	—	—	—	—
Amortization of core deposit intangibles	2,845	2,845	3,196	3,196	1,251
Net (gains) losses on equity securities	4	(135)	846	(1,674)	(347)
Defined benefit pension plan curtailment gain	—	—	—	(3,501)	—
Employee retention tax credit	—	—	—	(6,608)	—
Tax impact of adjustments	(917)	(1,499)	(1,802)	1,737	(17,168)
Operating net income	$43,708	$41,158	$43,531	$37,018	$24,606
Preferred dividends	1,509	1,509	1,509	1,509	1,509
Operating net income available to common stockholders	$42,199	$39,649	$42,022	$35,509	$23,097

Operating diluted EPS (non-GAAP) (1)	$0.84	$0.79	$0.83	$0.70	$0.55

Return on Assets Measures
Average assets	$14,254,280	$13,999,581	$13,963,138	$14,050,585	$11,108,430
Return on avg. assets	1.17%	1.10%	1.12%	1.16%	(0.73)%
Operating return on avg. assets (non-GAAP) (2)	1.23	1.19	1.24	1.05	0.89
Pre-provision net operating revenue ("PPNR") return on avg. assets (non-GAAP) (3)	1.94	1.81	1.75	1.61	1.52

(1)	Operating net income available to common stockholders divided by weighted average diluted shares outstanding.
(2)	Operating net income divided by average assets.
(3)

Net income before income tax expense, provision for credit losses, merger expenses and restructuring charges, branch closing expenses, BOLI restructuring charges, restructuring and exit charges, employee retention tax credit, defined benefit pension plan curtailment gain, amortization of core deposit intangibles and net gains on equity securities divided by average assets.

	Three Months Ended
	Jun. 30,	Mar. 31,	Dec. 31,	Sept. 30,	Jun. 30,
	2026	2026	2025	2025	2025
Return on Equity Measures	(dollars in thousands)
Average stockholders' equity	$1,612,528	$1,594,699	$1,558,366	$1,513,892	$1,344,254
Less: average preferred stock	(110,927)	(110,927)	(110,927)	(110,927)	(110,927)
Average common equity	$1,501,601	$1,483,772	$1,447,439	$1,402,965	$1,233,327
Less: average intangible assets	(276,313)	(279,158)	(279,165)	(280,814)	(235,848)
Average tangible common equity	$1,225,288	$1,204,614	$1,168,274	$1,122,151	$997,479
Return on avg. common equity (GAAP)	10.73%	9.93%	10.42%	11.16%	(7.09)%
Operating return on avg. common equity (non-GAAP) (4)	11.27	10.84	11.52	10.04	7.51
Return on avg. tangible common equity (non-GAAP) (5)	13.79	12.89	13.66	14.74	(8.42)
Operating return on avg. tangible common equity (non-GAAP) (6)	13.81	13.35	14.27	12.55	9.29

Efficiency Measures
Total noninterest expenses	$55,416	$57,869	$56,946	$58,673	$73,649
Restructuring and exit charges	—	—	—	(994)	—
Merger expenses and restructuring charges	(108)	(2,125)	(498)	(1,898)	(30,745)
Branch closing expenses	—	—	(1,275)	—	—
Bank owned life insurance restructuring charge	—	—	—	—	—
Amortization of core deposit intangibles	(2,845)	(2,845)	(3,196)	(3,196)	(1,251)
Operating noninterest expense	$52,463	$52,899	$51,977	$52,585	$41,653

Net interest income (tax equivalent basis)	$114,841	$109,976	$107,761	$103,155	$79,810
Noninterest income	7,927	6,796	6,020	19,409	5,185
Defined benefit pension plan curtailment gain	—	—	—	(3,501)	—
Employee retention tax credit	—	—	—	(6,608)	—
Net (gains) losses on equity securities	4	(135)	846	(1,674)	(347)
Operating revenue	$122,772	$116,637	$114,627	$110,781	$84,648

Operating efficiency ratio (non-GAAP) (7)	42.7%	45.4%	45.3%	47.5%	49.2%

Net Interest Margin
Average interest-earning assets	$13,451,804	$13,160,794	$13,093,053	$13,172,443	$10,468,589
Net interest income (tax equivalent basis)	$114,841	$109,976	$107,761	$103,155	$79,810
Net interest margin (non-GAAP)	3.42%	3.39%	3.27%	3.11%	3.06%

(4)	Operating net income available to common stockholders divided by average common equity.
(5)	Net income available to common stockholders, excluding amortization of intangible assets, divided by average tangible common equity.
(6)	Operating net income available to common stockholders, divided by average tangible common equity.
(7)	Operating noninterest expense divided by operating revenue.

	As of
	Jun. 30,	Mar. 31,	Dec. 31,	Sept. 30,	Jun. 30,
	2026	2026	2025	2025	2025
Capital Ratios and Book Value per Share	(dollars in thousands, except for per share data)
Stockholders equity	$1,626,525	$1,591,547	$1,573,340	$1,538,344	$1,496,431
Less: preferred stock	(110,927)	(110,927)	(110,927)	(110,927)	(110,927)
Common equity	$1,515,598	$1,480,620	$1,462,413	$1,427,417	$1,385,504
Less: intangible assets	(274,468)	(277,313)	(280,158)	(278,730)	(281,926)
Tangible common equity	$1,241,130	$1,203,307	$1,182,255	$1,148,687	$1,103,578

Total assets	$14,411,864	$14,209,561	$14,002,700	$14,023,585	$13,915,738
Less: intangible assets	(274,468)	(277,313)	(280,158)	(278,730)	(281,926)
Tangible assets	$14,137,396	$13,932,248	$13,722,542	$13,744,855	$13,633,812

Common shares outstanding	50,319,832	50,288,494	50,271,854	50,273,089	50,270,162

Common equity ratio (GAAP)	10.52%	10.42%	10.44%	10.18%	9.96%
Tangible common equity ratio (non-GAAP) (8)	8.78	8.64	8.62	8.36	8.09

Regulatory capital ratios (Bancorp):
Leverage ratio	9.85%	9.79%	9.61%	9.35%	11.58%
Common equity Tier 1 risk-based ratio	10.28	10.23	10.24	10.17	10.04
Risk-based Tier 1 capital ratio	11.22	11.19	11.22	11.17	11.06
Risk-based total capital ratio	13.71	13.81	13.88	13.88	14.35

Regulatory capital ratios (Bank):
Leverage ratio	10.81%	10.81%	10.59%	10.35%	12.81%
Common equity Tier 1 risk-based ratio	12.31	12.35	12.36	12.37	12.22
Risk-based Tier 1 capital ratio	12.31	12.35	12.36	12.37	12.22
Risk-based total capital ratio	13.20	13.33	13.33	13.38	13.24

Book value per share (GAAP)	$30.12	$29.44	$29.09	$28.39	$27.56
Tangible book value per share (non-GAAP) (9)	24.66	23.93	23.52	22.85	21.95

Net Loan Charge-offs (Recoveries) (10):
Net loan charge-offs (recoveries):
Charge-offs	$17,022	$2,758	$5,613	$5,174	$5,039
Recoveries	(531)	(467)	(836)	(38)	(118)
Net loan charge-offs	$16,491	$2,291	$4,777	$5,136	$4,921
Net loan charge-offs as a % of average loans receivable (annualized)	0.56%	0.08%	0.17%	0.18%	0.22%

Asset Quality
Nonaccrual loans	$79,664	$41,579	$45,915	$39,671	$39,228
Other real estate owned	—	—	—	—	—
Nonperforming assets	$79,664	$41,579	$45,915	$39,671	$39,228

Allowance for credit losses - loans (excluding nonaccretable credit marks)	$106,120	$115,609	$112,282	$113,163	$112,854
Add: nonaccretable credit marks	34,029	37,447	42,023	43,336	43,336
Allowance for credit losses - loans ("ACL")	$140,149	$153,056	$154,305	$156,499	$156,190

Loans receivable	$11,869,034	$11,735,596	$11,453,280	$11,303,636	$11,164,477

Nonaccrual loans as a % of loans receivable	0.67%	0.35%	0.40%	0.35%	0.35%
Nonperforming assets as a % of total assets	0.55	0.29	0.33	0.28	0.28
ACL as a % of loans receivable	1.18	1.30	1.35	1.38	1.40
ACL as a % of nonaccrual loans	175.9	368.1	336.1	394.5	398.2

(8)	Tangible common equity divided by tangible assets.
(9)	Tangible common equity divided by common shares outstanding at period-end.
(10)	Includes only non-PCD loans.

CONNECTONE BANCORP, INC.
NET INTEREST MARGIN ANALYSIS
(dollars in thousands)

	For the Three Months Ended
	June 30, 2026			March 31, 2026			June 30, 2025
	Average			Average			Average
Interest-earning assets:	Balance	Interest	Rate (7)	Balance	Interest	Rate (7)	Balance	Interest	Rate (7)
Investment securities (1) (2)	$1,275,125	$13,397	4.21%	$1,307,184	$13,302	4.13%	$935,996	$9,234	3.96%
Loans receivable and loans held-for-sale (2) (3) (4)	11,815,868	176,944	6.01	11,537,770	168,945	5.94	9,121,794	132,865	5.84
Federal funds sold and interest-
bearing deposits with banks	309,872	2,821	3.65	264,232	2,387	3.66	367,309	4,070	4.44
Restricted investment in bank stock	50,939	947	7.46	51,608	935	7.35	43,490	788	7.27
Total interest-earning assets	13,451,804	194,109	5.79	13,160,794	185,569	5.72	10,468,589	146,957	5.63
Allowance for loan losses	(155,399)			(154,481)			(98,030)
Noninterest-earning assets	957,875			993,268			737,871
Total assets	$14,254,280			$13,999,581			$11,108,430

Interest-bearing liabilities:
Money market deposits	3,052,487	22,148	2.91	2,903,419	20,146	2.81	2,016,336	15,467	3.08
Savings deposits	978,961	6,339	2.60	1,014,568	6,304	2.52	777,951	6,172	3.18
Time deposits	2,992,440	27,776	3.72	2,901,327	26,713	3.73	2,662,411	26,636	4.01
Other interest-bearing deposits	2,090,816	13,308	2.55	2,078,500	12,519	2.44	1,669,361	11,964	2.87
Total interest-bearing deposits	9,114,704	69,571	3.06	8,897,814	65,682	2.99	7,126,059	60,239	3.39

Borrowings	812,384	5,402	2.67	833,551	5,513	2.68	723,303	3,530	1.96
Subordinated debentures	202,114	4,283	8.50	201,928	4,385	8.81	170,802	3,361	7.89
Finance lease	845	12	5.70	921	13	5.72	1,139	17	5.99
Total interest-bearing liabilities	10,130,047	79,268	3.14	9,934,214	75,593	3.09	8,021,303	67,147	3.36

Noninterest-bearing demand deposits	2,424,773			2,384,883			1,680,653
Other liabilities	86,932			85,785			62,220
Total noninterest-bearing liabilities	2,511,705			2,470,668			1,742,873
Stockholders' equity	1,612,528			1,594,699			1,344,254
Total liabilities and stockholders' equity	$14,254,280			$13,999,581			$11,108,430

Net interest income (tax equivalent basis)		114,841			109,976			79,810
Net interest spread (5)			2.65%			2.63%			2.27%

Net interest margin (6)			3.42%			3.39%			3.06%

Tax equivalent adjustment		(1,202)			(1,172)			(927)
Net interest income		$113,639			$108,804			$78,883

(1)	Average balances are calculated on amortized cost.
(2)	Interest income is presented on a tax equivalent basis using 21% federal tax rate.
(3)	Includes loan fee income.
(4)	Loans include nonaccrual loans.
(5)	Represents difference between the average yield on interest-earning assets and the average cost of interest-bearing liabilities and is presented on a tax equivalent basis.
(6)	Represents net interest income on a tax equivalent basis divided by average total interest-earning assets.
(7)	Rates are annualized.